Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following registration statements on Forms S-8:
No. 33-80230
No. 333-32569
No. 333-57565
No. 333-99185
No. 333-62570
and the following registration statements on Forms S-3:
Amendment No. 1 to No. 33-84536
Amendment No. 4 to No. 333-70295
Post-Effective Amendment No. 1 to No. 333-92959
No. 333-103119
Amendment No. 1 to No. 333-123612
No. 333-126046
No. 333-135195
of our reports dated February 22, 2008, relating to the financial statements and financial statement schedules of Camden Property Trust, and the effectiveness of Camden Property Trust’s internal control over financial reporting, which reports expressed an unqualified opinion and included an explanatory paragraph regarding the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109, appearing in this Annual Report on Form 10-K of Camden Property Trust for the year ended December 31, 2007.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
February 22, 2008